SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported) :
                                  July 16, 2003


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                       11-2408943
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                         Commission File Number: 1-14064


 767 Fifth Avenue, New York, New York                      10153
(Address of principal executive offices)                (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On July 16, 2003, The Estee Lauder Companies Inc. (the "Company") entered into a settlement agreement with the plaintiffs, the department store defendants and the other manufacturer defendants in a consolidated class action lawsuit that had been pending in the Superior Court of the State of California in Marin County since 1998. In connection with the settlement, the case is being refiled in the United States District Court for the Northern District of California on behalf of a nationwide class of consumers of prestige cosmetics in the United States. The settlement requires Court approval and, if approved by the Court, will result in the plaintiffs' claims being dismissed, with prejudice, in their entirety.

There has been no finding or admission of any wrongdoing by the Company in this lawsuit. The Company has entered into the settlement agreement solely to avoid protracted and costly litigation.

In connection with the settlement agreement, the defendants will provide consumers with certain free products and pay the plaintiffs' attorneys' fees. To meet its obligations under the settlement, the Company will take a special pre-tax charge of $22.0 million, or $13.5 million after tax, equal to $.06 per diluted common share in the fourth quarter of its fiscal year ended June 30, 2003. The charge, which includes both cash and non-cash items, will not have a material adverse effect on the Company's financial condition.

The word "will" and similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, actual results may differ materially from our expectations. Factors that could cause actual results to differ from expectations include, without limitation:

(i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;

(ii) the Company's ability to develop, produce and market new products on which future operating results may depend;

(iii) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;

(iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;

(v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations,including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

(vi) changes in the laws, regulations and policies that affect, or will affect, the Company's business, including changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings;

(vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;

(viii) changes in global or local economic or other conditions that could affect consumer purchasing, the willingness of consumers to travel, the financial strength of our customers, the cost and availability of capital, (which the Company may need for new equipment, facilities or acquisitions), and the assumptions underlying our critical accounting estimates;

(ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);

(x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold and the costs associated with its other facilities;

(xi)     changes in product mix to products which are less profitable;

(xii) the Company's ability to acquire or develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;

(xiii) the Company's ability to capitalize on opportunities for improved efficiency, such as globalization, and to integrate acquired businesses and realize value therefrom; and

(xiv) consequences attributable to the events that are currently taking place in Iraq and that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.



                                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       THE ESTEE LAUDER COMPANIES INC.



Date:  July 17, 2003                   By:     /s/Richard W. Kunes
                                               ________________________________
                                               Richard W. Kunes
                                               Senior Vice President
                                               and Chief Financial Officer
                                              (Principal Financial and
                                               Accounting Officer)